Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350, I, Robert F. O’Donnell, President and Chief Executive Officer of Prudential Annuities Life Assurance Corporation (the “Company”), hereby certify that the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 11, 2012

/s/ Robert F. O’Donnell

Name:	Robert F. O’Donnell
Title:	President and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

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